Exhibit 99.1

Earnings Press Release

Gulfstream International Group, Inc. Reports Operating Income and

Net Income for the Second Quarter 2009

Fort Lauderdale, Florida, August 17, 2009 — Gulfstream International Group, Inc. (NYSE Amex: GIA) today reported financial results for the second quarter of 2009. Key points include:

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Operating income was $984,000 for the June 2009 quarter, compared to an operating loss of $5,508,000 for the comparable quarter of 2008. Operating income was $2,804,000 for the first half of 2009, compared to an operating loss of $7,440,000 for the first half of 2008. The operating loss for the second quarter of 2008 and first half of 2008 included a $4.5 million loss on aircraft sales.

•

Net income was $2,233,000 for the June 2009 quarter, or $0.63 per diluted share, compared to a net loss of $3,544,000, or ($1.20) per diluted share, for the comparable quarter last year. Net income was $2,963,000 for the first half of 2009, or $0.82 per diluted share, compared to a net loss of $4,831,000, or ($1.64) per diluted share, for the first half of 2008. Net income for the June 2009 quarter included a $2 million favorable non-cash tax benefit related to a lower valuation allowance for deferred tax assets.

•

Relaxation of travel restrictions on Cuban Americans resulted in revenue from the Cuba charter operation increasing 71% to $3.3 million during the June 2009 quarter compared to the same period last year.

•	Essential Air Service revenue of $2.1 million was realized during the current quarter from the five new routes initiated from Continental Airlines’ Cleveland hub in October 2008.
•	The average fuel cost per gallon was $1.83 for the June 2009 quarter, compared to $3.70 for the comparable quarter last year.

Commenting on Gulfstream’s financial results for the June 2009 quarter, David F. Hackett, President and Chief Executive Officer, stated, “We are very pleased with the continued year-over-year improvement in our operating results, particularly considering the impact of the difficult economic environment. The revenue initiatives, dramatic capacity adjustments and structural and capacity-related cost reductions that comprised the aggressive business plan implemented in 2008 continued to drive the significant profit improvements reported for the second quarter and first half of 2009. The commitment and efforts of our 500+ Gulfstream team members has enabled us to continue operating profitably in a very challenging environment for the airline industry.”

Second Quarter Revenue and Operations

Total revenue declined 23.7% to $23.7 million for the June 2009 quarter. Airline passenger revenue declined 41.2% to $16.2 million for the June 2009 quarter due primarily to capacity reductions implemented as part of our business restructuring in October 2008. Available seat miles (ASM) declined 42.2% for the June 2009 quarter compared to last year, and revenue passenger miles (RPM) declined 38.7%. The resulting load factor increased 3.3 points to 58.1% this quarter from 54.8% for the June 2008 quarter. The average passenger fare for the June 2009 quarter was $144.46, or 3.7% higher than for the second quarter of 2008. The decline in scheduled passenger revenue was partially offset by $2.1 million of Essential Air Service revenue associated with five new routes initiated from the five Cleveland routes.

Total operating expenses declined 37.9% to $22.7 million for the June 2009 quarter. Aircraft fuel expense declined 67.7% to $3.3 million for the June 2009 quarter due to a combination of capacity reductions and lower fuel prices. The average price per gallon for jet fuel was $1.83 for the June 2009 quarter, compared to $3.70 for the second quarter of 2008.

About Gulfstream International Group, Inc.

Gulfstream is a regional air carrier based in Fort Lauderdale, Florida, operating for 20 years. The Company specializes in providing travelers with access to niche locations not typically covered by major carriers.

Gulfstream International Airlines, Inc. operates more than 150 scheduled flights per day, serving nine destinations in Florida, ten destinations in the Bahamas, five destinations from Continental Airline’s Cleveland hub under the Department of Transportation’s Essential Air Service Program and charter service to Cuba. For more information on the company, visit the company’s website at http://www.gulfstreamair.com.

Special Note Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Gulfstream may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things: its business strategy; its value proposition; the market opportunity for its services, including expected demand for its services; information regarding the replacement, deployment, acquisition and financing of certain numbers and types of aircraft, and projected expenses associated therewith; costs of compliance with FAA regulations, Department of Homeland Security regulations and other rules and acts of Congress; the ability to pass taxes, fuel costs, inflation, and various expenses to its customers; certain projected financial obligations; estimates regarding capital requirements; and any other plans, objectives, expectations and intentions contained in this release that are not historical facts.

These statements, in addition to statements made in conjunction with the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions, are forward-looking statements. These statements relate to future events or future financial performance and only reflect management’s expectations and estimates. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Gulfstream as of such date. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changes to external competitive, business, budgeting, fuel cost or supply, weather or economic conditions; changes in its relationships with employees or code share partners; availability and cost of funds for financing new aircraft and the ability to profitably manage its existing fleet; adverse reaction and publicity that might result from any accidents; the impact of current or future laws and government investigations and regulations affecting the airline industry and its operations; additional terrorist attacks; and consumer unwillingness to incur greater costs for flights.

Gulfstream assumes no obligation to update any forward-looking statement. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in Gulfstream’s filings with the Securities and Exchange Commission, including Part I, Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the Year Ended December 31, 2008.

Contacts

Corporate:	Investor Relations:
Robert M. Brown, Chief Financial Officer	Stan Altschuler / Jennifer Zimmons
Gulfstream International Group, Inc.	Strategic Growth International, Inc.
Tel: 954-985-1500 (x236)	Tel: 212-838-1444
www.gulfstreamair.com	saltschuler@sgi-ir.com; jzimmons@sgi-ir.com
www.sgi-ir.com

GULFSTREAM INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts )	2008	2009	2008	2009

Operating Revenues
Passenger revenue	$27,614	$16,235	$55,352	$33,767
Academy, charter and other revenue	3,438	7,464	6,955	13,508
Total Operating Revenues	31,052	23,699	62,307	47,275

Operating Expenses
Flight operations	3,498	3,762	7,251	6,827
Aircraft fuel	10,063	3,321	18,249	6,782
Maintenance	5,976	5,505	13,553	10,975
Passenger and traffic service	6,045	5,033	12,698	9,860
Aircraft rent	1,615	1,577	3,371	3,223
Promotion and sales	1,971	1,293	4,124	2,596
General and administrative	1,809	1,931	3,843	3,628
Depreciation and amortization	1,116	293	2,191	580
Impairment charge on assets held for sale	4,467	–	4,467	–
Total Operating Expenses	36,560	22,715	69,747	44,471

Operating profit (loss)	(5,508)	984	(7,440)	2,804

Non-operating (expense) income
Interest expense	(148)	(561)	(302)	(1,145)
Interest income	5	–	20	7
Other (expense) income	(13)	(49)	(12)	(114)
Total non-operating (expense) income	(156)	(610)	(294)	(1,252)

Income (loss) before income tax provision (benefit)	(5,664)	374	(7,734)	1,552
Income tax provision (benefit)	(2,120)	(1,859)	(2,903)	(1,411)
Net income (loss)	$(3,544)	$2,233	$(4,831)	$2,963

Net Income (Loss) per share:
Basic	$(1.20)	$0.75	$(1.64)	$1.00
Diluted	$(1.20)	$0.63	$(1.64)	$0.82

Shares used in calculating net income (loss) per share:
Basic	2,959	2,959	2,954	2,959
Diluted	2,959	3,293	2,954	3,293

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